                                                                    EXHIBIT 10.8

                          PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT is entered into by and between Davol Inc. ("Seller"), having a principal place of business at 100 Sockanossett Crossroad, Cranston, Rhode Island 02920, and Vascular Solutions, Inc. ("Buyer"), having a principal place of business at 2495 Xenium Lane North, Minneapolis, MN 55441.

     This Agreement sets forth the terms and conditions for the sale of the Product (as hereinafter defined) by Seller and the purchase of such Product by Buyer for incorporation into its vascular sealing device.

     1.  Purchase Terms.  During the Term of this Agreement, Seller agrees to
         --------------
sell and Buyer agrees to purchase, on the terms and conditions herein stated, the product more specifically described on Schedule 1 attached hereto and
                                           ----------
incorporated herein by reference (the "Product"). Buyer shall purchase the Product solely for inclusion and subsequent resale as part of its vascular sealing device and shall not sell the Product in a separate form for any use other than its vascular sealing device.

     2.  Product Specifications.  The Product sold to Buyer hereunder shall meet
         ----------------------
the specifications listed on Schedule 1 (the "Specifications" and shall be manufactured in accordance with all applicable Good Manufacturing Practices ("GMP") of the U.S. Food & Drug Administration (the "FDA") for medical devices. If at any time during the term of this Agreement Seller finds it necessary or desirable to change the specifications, and such change could, in Seller's sole discretion require notification or approval of the FDA or any international regulatory agency for the Buyer's vascular sealing device, Seller shall not effect such change with respect to the Product until giving Buyer sixty (60) days prior written notice of such change. In the event Seller changes the Specifications at Buyer's request or in order to accommodate any changes to Buyer's Tooling, then notwithstanding anything to the contrary contained herein, Seller shall be entitle to immediately adjust the purchase price for Product in an amount equal for Seller to promptly recoup up to * in making such changes to the Specifications.

     3.  Tooling.  As used in this Agreement, "Tooling" shall mean that certain
         -------
Tooling and machinery described on Schedule 2 attached hereto and incorporated
                                   ----------
herein which is owned by Buyer, together with all replacements thereof. Buyer shall purchase the Tooling described on Schedule 2 and will assure that the
                                        ----------
Tooling is delivered to, or is otherwise on-site at, Seller's facility. Title to such Tooling shall vest in Buyer, and Buyer shall be solely responsible for the payment of taxes thereon and insurance premiums relating thereto. Seller shall provide Buyer with general guidance to the best of its knowledge, as to the suitability of the Tooling, but in no way shall Seller guaranty the adequacy or performance of the Tooling. Seller shall take reasonable steps to ensure that Buyer's ownership of the Tooling is evident, which may include the placement of identification tags on the Tooling. Seller hereby covenants that, during the term of this Agreement: (I) Seller shall not encumber any of the Tooling, nor shall Seller permit the Tooling to become encumbered as a result of any act or omission of Seller, and (ii) Seller shall take reasonable steps to assure the routine repair and maintenance of the Tooling in accordance with the manufacturers' specifications; provided that repairs of Tooling other than
                               --------
routine maintenance and repairs shall be the sole responsibility of Buyer, and Buyer shall pay for repairs other than routine maintenance and repairs within thirty (30) days following receipt of an invoice relating thereto. Within thirty (30) days following termination or expiration of this Agreement for any reason Seller agrees to properly pack and return to Buyer, or cause to be properly packed and returned to Buyer, F.O.B. point of shipment, all Tooling, the same to be shipped to such facility as Buyer directs.

     4.  Purchase Price.  During the first year from the date of this
         --------------
Agreement, (i) Seller agrees to sell the Product to the Buyer at the prices set forth in Schedule 3, attached hereto and incorporated herein by reference, and
         ----------
(ii) Buyer agrees to issue firm purchase orders for a minimum of 10,000 units of Product. In the event Buyer breaches the minimum purchase agreement set forth in the immediately preceding sentence, Seller shall provide notice thereof to Buyer.

* Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Buyer shall, within thirty (30) days following receipt of such notice pay to Seller an amount equal to the amount of such shortfall times * of the then-current purchase price. The period of time from the date of this Agreement through one year from the date of this Agreement shall be referred to as the First Contract Year. The subsequent one year period shall be referred to as the Second Contract Year, progressing through the Tenth Contract Year, if this Agreement is still in effect at such times. The prices for each Contract Year subsequent to the First Contract Year shall be adjusted for inflation, effective the first day of such Contract Year. The adjusted price will be the price for the prior Contract Year plus an inflation factor equal to the 12-month average percentage increase in total compensation for private industry workers for the period ending June 30 as indicated on Table 3 of the Employment Cost Index published by the Bureau of Labor Statistics of the United States Department of Labor or, if the Employment Cost Index should cease to be published, any comparable category in a comparable index agreeable to both parties, in any case multiplied by the prior Contract Year's prices. Seller shall invoice Buyer on each shipment of the Product, and payment shall be made in all cases net 30 days from the date of shipment. Any invoiced amounts due but not paid from and after the date due shall accrue a service charge of 1% per month of the maximum rate allowed by law, whichever is lower. Such prices do not include, and Buyer shall pay for, any excise, sales, use or like taxes resulting from the sale of the Product to Buyer.

     5.  Delivery, Shipping, Title:
         -------------------------

          (a)  Delivery.  All purchases shall be FOB Seller's facility at
               --------
Woburn, Massachusetts. Seller will use its commercially reasonable efforts to deliver the Product in accordance with a specified delivery date contained in a firm purchase order for Products which is issued by Buyer and accepted by Seller. If Seller failed to deliver the Product within thirty (30) days following the specified delivery date, Buyer reserves the right to cancel that portion of any purchase order which remains undelivered at the date of cancellation.

          (b)  Shipping.  All shipments will be shipped by Seller freight
               --------
prepaid and Buyer will reimburse Seller for


* Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the actual costs of such shipping. All shipments will be made as specified by Buyer, or, if Buyer does not so specify, by appropriate and reasonable method of transportation in keeping with the Product and the particular delivery date. At Buyer's option, Seller will procure insurance on the shipments against damage to or loss of the Product. Any such shipping insurance so provided by Seller will be subsequently billed to Buyer, and Buyer will reimburse Seller for the actual costs of such insurance. Unless otherwise specified by Buyer, packaging of shipments shall be in accordance with Seller's customary practices.

     (c) Title.  Seller shall retain title and bear the risk of loss until such
         -----
time as a shipment has been delivered to the carrier designated by Buyer or, if no such designation has occurred, Seller's regular carrier. Upon such delivery, title and risk of loss shall pass to Buyer. Title to the Tooling and Equipment listed on Schedule 2 shall remain with Buyer during the Term of this Agreement.
          ----------

     (d) Alternate Vendor.  Notwithstanding anything to the contrary contained
         ----------------
herein, in the event Buyer elects to use another vendor to supply bovine collagen material for commercial sale in the vascular sealing device for any reason other than the failure of Seller to perform under the terms of this Agreement, Buyer shall provide ninety (90) days prior written notice of such decision. During the ninety (90) day period following such notice, Buyer shall continue buying Product from Seller at a volume which is at least equal to the average purchase volumes made by Buyer during the previous historical 90-day periods. In the event Buyer fails to make such purchases during the ninety (90) day period, Seller shall provide notice thereof to Buyer. Buyer shall, within thirty (30) days following receipt of such notice pay to Seller an amount equal to the amount of such shortfall times * of the then-current purchase price.

     6.  Quality Standards.  Upon reasonable advance written notice to Seller,
         -----------------
Buyer shall have access for purposes of reviewing and auditing Seller's Quality Assurance Manual and all quality systems employed by Seller in connection with the manufacture and packaging of the Product. In addition, upon written request of Buyer, Seller shall provide the documentation necessary to allow Buyer to reference Seller's


* Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

relevant Master File(s) in any submissions with the FDA and any international regulatory filings or approvals in connection with the approval of the Buyer's vascular sealing device. Seller shall cooperate with Buyer's reasonable requests for information and assistance in all FDA and international regulatory filings, audits and approvals and Seller shall cooperate with Buyer to address any GMP deficiencies noted during any FDA audit. Any and all expenses incurred by Seller in rendering such assistance shall be reimbursed by Buyer.

     7.  Ordering Procedures.
         -------------------

          (a) Purchase Orders.  Sales of the Product will be made pursuant to
              ---------------
firm purchase orders issued by Buyer to Seller, specifying quantities, prices (based on Schedule 3 hereof), delivery dates and method of shipment. Buyer shall
          ----------
be entitled to use its standard form of purchase order; provided, however, that such purchase orders shall not impose any terms not contained in this Agreement or alter any of the terms contained in this Agreement. In the event of any conflict between the terms of any purchase order and the terms of this Agreement, the terms of this Agreement shall control.

          (b) Annual Forecasts.  Prior to the beginning of each Contract Year,
              ----------------
Buyer will submit to Seller a purchase forecast whereby Buyer will reasonably forecast its purchases of the Product during the Contract Year. Such forecast will be done in good faith but will not bind Buyer to the purchase of any specific amount of the Product. The forecast will be used to determine the volume purchase price for the Contract Year, which shall be adjusted immediately if the actual amount of purchases during such Contract Year exceeds or is less than the forecasted amount. Buyer shall issue firm purchase orders at times within its discretion throughout the Contract Year (but not more frequently than twice a month) requesting delivery no sooner than four weeks from the date of the purchase order. Seller shall accept firm purchase orders to the extent that the aggregate amount of such firm purchaser orders in any given quarter do not exceed twenty-five percent (25%) of the annual forecasted volume. Firm purchase orders which exceed such 25% aggregate in a given quarter of a Contract Year will be subject to approval by the Seller of the amount over such

25% level based on Seller's supply limitations. Any amount rejected by Seller due to its supply limitation may, at Seller's option, be delivered in the next quarter of the Contract Year.

          (c) Year One Minimum.  During the initial Contract Year, Buyer will
              ----------------
purchase a minimum of 10,000 units of Products. In the event Buyer fails to meet such minimum purchase requirement Seller shall have the right, in addition to any other remedies it may have at law or in equity, to terminate this Agreement upon thirty (30) days written notice to Seller.

     8.  Inspection and Acceptance.  Upon receipt by Buyer of a shipment of the
         -------------------------
Product, Buyer will have the right to inspect each Product shipped and to submit the Products to the agreed quality control procedures and tests listed on
Schedule 1.  Buyer has the right to reject Product which fails to conform to the
----------
Specifications and, upon receipt of a return authorization from Seller which shall not be unreasonably withheld, return same to Seller at Seller's expense with a written explanation of the reason for the rejection. If the Product fails to meet the Specifications, Seller will issue a credit or refund of the total purchase price for such rejected Product together with reimbursement of actual shipping costs to and from Buyer. For purposes of this Agreement, Buyer shall be deemed to have accepted all Product shipped which is not affirmatively rejected by Buyer within 30 days of receipt. Assumed acceptance of the Product shall not limit rights if it is subsequently determined that the Product did not meet the Specifications at the time of shipment to Buyer.

     9.  Warranties.  Seller warrants that it has all rights to sell the Product
         ----------
and that the Product, when sold, will be free and clear from all liens and encumbrances. Seller warrants that the Product will meet the Specifications and will be free from defects in material and workmanship at the time of shipment from Seller's facility. Seller further warrants that the manufacture of the product will be in conformity with Good Manufacturing Practices of the FDA for medical devices and in compliance with ISO 900 series guidelines, and that no Product delivered under this Agreement will be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act.

No substitution of Product may be made by Seller without the express prior written consent of Buyer. Seller's sole responsibility hereunder, and Buyer's exclusive remedy for a breach by Seller of this Section 9, will be the replacement or issuance of a full refund respecting any Product failing to meet this warranty, and Seller shall not be responsible for any incidental or consequential damages arising from its breach of said warranty.

     THE FOREGOING SHALL BE THE SOLE AND EXCLUSIVE REMEDY WHETHER IN CONTRACT, TORT OR OTHERWISE. THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS SPECIFICALLY SET FORTH HEREIN.

     10.  Indemnification.
          ---------------

               (a) Buyer's Indemnification.  Seller will have no control over
                   -----------------------
the uses to which the Product will be devoted within Buyer's vascular sealing device, or over the circumstances of its use, storage, handling, distribution or application after shipment from Seller's facility. Buyer will assume full responsibility with respect to the use of the Product, and it is mutually agreed that Seller assumes no liabilities of any kind with respect to the use by Buyer or any third party of the Product in any vascular sealing device. Buyer agrees to indemnify and hold harmless Seller, its successors, assigns, directors, officers, agents and employees, from and against any and all losses, damages or expenses, including court costs and reasonable attorneys' fees, resulting from or arising out of the design, manufacture, marketing, sale or use of any vascular sealing device incorporating the Product unless such loss, damage or expense is the direct result of the Product failing to meet the Specifications set forth herein at the time of shipment from Seller's facility.

               (b) Seller's Indemnification. Seller agrees, at its own expense
                   ------------------------
to defend, indemnify and hold harmless Buyer, its successors, assigns, directors, officers, agents and employees, from and against any and all losses, damages or expenses, including court costs and reasonable attorneys' fees, resulting from or arising out of the failure of the Product to meet the Specifications at the time of shipment to the Buyer or resulting from or arising out of a claim that the Product, used alone and not in combination with any other product infringes the patent, trade secrets or other intellectual property of any third party.

          (c) Indemnification Procedures.  In the event that any demand or claim
              -------------------------
is made or suit is commenced against an indemnified party, the indemnified party shall give prompt written notice to the indemnifying party and the indemnifying party shall have the right to compromise such claim to the extent of its own interest and shall undertake the defense of any such suit. An indemnified party may engage its own counsel, at its own expense, to monitor the defense of any such matter.

     11.  Term of Agreement.  This Agreement shall commence on the date hereof
          -----------------
and shall terminate on the date ten years from the date hereof, unless sooner terminated in accordance with the terms hereof or by the mutual written consent of the parties (the "Term").

     12.  Confidentiality.  During the term of this Agreement, the parties
          ---------------
hereby expressly agree that all Confidential Information made available by one party to the other shall be held in strict confidence by the receiving party during the term of this Agreement and for five (5) years thereafter and shall be utilized by the receiving party solely in furtherance of the objectives of this Agreement. Promptly after the expiration or termination of this Agreement, each party shall promptly return to the other all Confidential Information disclosed to it hereunder, including all copies thereof, provided, however, that each party shall have the right to retain one (1) copy of all such Confidential Information under lock and key for archival purposes in the event any dispute should arise between the parties with respect to the same. This Section 12 expressly supersedes and replaces any prior confidentiality agreements, written or unwritten, between the parties relating to the subject matter of this Agreement. As used in this Agreement, "Confidential Information" shall mean any information of a confidential and/or proprietary nature as to which Seller or Buyer, as the disclosing party, prior to or during the term of this Agreement, develops or acquires any interest, including but not limited to, all discoveries, inventions, improvements, and ideas relating to any process, formula, machine, device, manufacture, composition of matter, plan or design, whether patentable or not, or relating to the conduct of business by the disclosing party, which, prior to or during the term of this Agreement, was or is disclosed to the other party, as the receiving party, exclusive of data or information: (I) which, at the time of disclosure hereunder, was in the public domain or which, subsequent to disclosure hereunder, becomes part of the public domain by any means other than the breach by the receiving party of its obligations hereunder, or (ii) which was known to the receiving party, at the time of disclosure hereunder, as evidenced by the receiving party's business records maintained in the ordinary course of business, or (iii) which is, at any time, disclosed to the receiving party by any person or entity not a party hereto whom the receiving party believes, after reasonable inquiry, has the right to disclose the same, or (iv) which is developed by an employee of the receiving party who is shown, by competent proof and by clear and convincing evidence, not to have been privy to information disclosed by the disclosing party, or (v) which is disclosed verbally, except where the disclosing party reduces the verbal disclosure to writing, marks the same as confidential and proprietary and furnishes the receiving party with the reduction to writing within thirty (30) days of the verbal disclosure.

     13.  Use of Trademark. Solely for the purpose of filing regulatory
          ----------------
submissions and facilitating discussions with regulatory agencies in those countries where Buyer intends to sell its vascular sealing device, Buyer shall have the right to use the "Avitene(R) Microfibrillar Collagen Hemostat" trademark (the "Trademark") on such regulatory submissions and correspondence relating to such regulatory submissions. Buyer shall have no other rights to use the Trademark, and Buyer specifically agrees that it will not use the Trademark on its packaging, labeling, package inserts or promotional literature. Nothing contained in this Section 13 is intended to transfer to Buyer any ownership interest in the trademark. Buyer shall not contest, or join any third party in contesting, the validity of the Trademark.

     14.  Termination.  Either party may terminate this Agreement immediately
          -----------
and cancel any purchase orders hereunder if the other party (a) assigns this Agreement or any of its rights hereunder in violation of the terms of this Agreement and without the prior written consent of the other party, (b) makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of its property, (c) is adjudged a bankrupt, or (d) breaches any term of this Agreement and such breach is not remedied within thirty (30) days after written notice thereof has been given to the breaching party. Any such termination shall not release Seller or Buyer from obligations arising under this Agreement prior to the effective date of termination.

     15.  Force Majeure.  Neither party hereto shall be considered in default in
          -------------
performance of its obligations hereunder if performance of such obligations is prevented or delayed by acts of God or government, labor disputes, failure or delay of transportation, or by vendors or subcontractors, or any other similar cause or causes beyond its reasonable control. Time of performance of either party's obligations hereunder shall be extended by the time period reasonably necessary to overcome the effects of such force majeure occurrence. Notwithstanding anything to the contrary contained herein, in no event shall Seller be considered in default in performance of its obligations hereunder if performance of such obligations is prevented or delayed by Buyer's failure to timely deliver materials necessary to fulfill such obligations or the breakdown of tooling and equipment owned by Buyer not caused by lack of proper maintenance by Seller.

     16.  Entire Agreement.  This Agreement sets forth the entire and only
          ----------------
agreement between Buyer and Seller concerning the subject matter hereof. No provision of this Agreement can be modified or amended except by an explicit written amendment signed by both Buyer and Seller.

     17.  Assignment.  Neither party will have the right to assign this
          ----------
Agreement, in whole or in part, to any third party without the prior written consent of a duly authorized officer of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may freely assign this Agreement to any company controlling, controlled by or under common control with that party or succeeding to the entire business of the party. This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns to which such consent, if necessary, is given.

     18.  General.
          -------

               (a) Waivers.  No waiver of any right or remedy hereunder will be
                   -------
effective unless based upon a writing signed by the party against whom it is sought to be enforced.

               (b) Notices.  All notices required or permitted under this
                   -------
Agreement must be made in writing and delivered in person or by certified or registered mail, postage prepaid, addressed to the attention of the Chief Executive Officer of the Buyer, to the attention of the President of the Seller with a copy to the General Counsel - C. R. Bard of 730 Central Avenue, Murray Hill, NJ 07974 of the Seller at the respective address first written above, or such other address as may be given by notice.

               (c) Relationship.  The parties are independent contractors and
                   ------------
shall not be deemed to have formed any partnership, joint venture or other relationship. Neither party shall make, or represent to any other person that it has the power or authority to make any financial or other commitment on behalf of the other party.

               (d) Severability.  If any provision of this Agreement is
                   ------------
declared invalid or unenforceable by a court of competent jurisdiction, such provision will be severed from this Agreement and the remaining provisions will be unaffected thereby. The parties will promptly meet and negotiate a substitute provision, meeting as closely as possible the intent of the invalid or unenforceable provision and, with reasonable precision, avoiding the defects of the original provision.

               (e) Governing Law.  This Agreement has been entered into under
                   -------------
the laws of the State of Rhode Island and will be governed by and construed in accordance with those laws as they apply to contracts entered into and carried out solely within the State of Rhode Island.

               (f) Exclusiveness of Remedies.  Except as specifically provided
                   -------------------------
otherwise and subject to the terms of
this Agreement, all rights accorded either of the parties hereunder shall be cumulative of all other rights so granted as well as any rights and remedies either of them may have at law or in equity.

               (g) Headings.  The Section headings in this Agreement are for
                   ---------
convenience only and shall not affect the construction hereof.


     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement the day and year first written above.


DAVOL INC.



BY:  /s/ Brian P. Schulz
   --------------------------------------

     Its:      President
         --------------------------------


VASCULAR SOLUTIONS, INC.



By:  /s/ Howard C. Root
   --------------------------------------

     Its:  CEO
         --------------------------------

                          Schedule 1 - Specifications
                          ---------------------------

     Not more than * of Avitene microfibrillar bovine collagen (Buyer to determine the precise amount) packed in a standard 10 ml Class 6 medical grade syringe with a male luer lock. Buyer to supply the syringe, a mixing luer, end cap foil pouch for packaging and labeling. The pouch with syringe to be delivered sterile per MP1000-Y001 (current rev.) with a minimum sterile shelf life of one year.

     Each lot shipped to Buyer shall be accompanied by a certificate of analysis.


* Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                      Schedule 2 - Tooling and Equipment
                      ----------------------------------


     As of the date of this Agreement, no special tooling or equipment is required. If and when the Buyer's purchases under this Agreement exceed * annually, Buyer and Seller will jointly work toward implementing an automated syringe filling machine capable of weighting and dispensing collagen into the syringe at Buyer's expense.


* Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                             Schedule 3 - Pricing
                             --------------------


     The price for the Product during the first Contract Year shall be as follows:


--------------------------------------------------------------------------------
     Contract Year Quantity                                Price Per Unit
--------------------------------------------------------------------------------
           0 - 10,000                                            $ +
--------------------------------------------------------------------------------
         10,001 - 50,000                                         $ +
--------------------------------------------------------------------------------
        *50,001 - 200,000                                        $ +
--------------------------------------------------------------------------------
       *200,001 - 400,000                                        $ +
--------------------------------------------------------------------------------
          *Over 400,000                                          $ +
--------------------------------------------------------------------------------

     Prices for subsequent Contract Years shall be determined according to the formula described in Section 4 hereof.

     *Pricing includes use of automated equipment described in Schedule 2 for annual quantities above + units.

+ Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.